                                                           Exhibit (h)(I)(10)(b)

                               FORM OF AMENDMENT
                                       TO
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT

      This amendment (the "Amendment") to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the 18th day of June, 2007 by and between New York Life Investment Management LLC ("NYLIM") and Investors Bank & Trust Company ("Bank").

      WHEREAS, NYLIM and Bank have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

      WHEREAS, each of NYLIM and Bank wish to amend Appendix A in order to add ten additional funds as covered parties to the Agreement.

      NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
    -------------------------------------
    Name:
    Title:

INVESTORS BANK & TRUST COMPANY

By:
    -------------------------------------
    Name:
    Title:

                                   APPENDIX A
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
                                       AND
                         INVESTORS BANK & TRUST COMPANY
                              (AS OF JUNE 18, 2007)

FUND                                    PORTFOLIO
----                                    ---------
THE MAINSTAY FUNDS                      Capital Appreciation Fund
                                        Common Stock Fund
                                        Convertible Fund
                                        Diversified Income Fund
                                        Equity Index Fund
                                        Global High Income Fund
                                        Government Fund
                                        High Yield Corporate Bond Fund
                                        International Equity Fund
                                        Large Cap Growth Fund
                                        MAP Fund
                                        Mid Cap Growth Fund
                                        Mid Cap Value Fund
                                        Money Market Fund
                                        Small Cap Growth Fund
                                        Small Cap Value Fund
                                        Tax Free Bond Fund
                                        Total Return Fund
                                        Value Fund
                                        Institutional Bond Fund
                                        Principal Preservation Fund

ECLIPSE FUNDS                           Mid Cap Opportunity Fund
                                        Small Cap Opportunity Fund
                                        Balanced Fund

ECLIPSE FUNDS INC.                      130/30 Core Fund
                                        130/30 Growth Fund
                                        130/30 International Fund
                                        Retirement 2010 Fund
                                        Retirement 2020 Fund
                                        Retirement 2030 Fund
                                        Retirement 2040 Fund
                                        Retirement 2050 Fund
                                        All Cap Growth Fund
                                        All Cap Value Fund
                                        Cash Reserves Fund
                                        Conservative Allocation Fund
                                        Floating Rate Fund
                                        Growth Allocation Fund

FUND                                    PORTFOLIO
----                                    ---------
                                        Growth Equity Fund
                                        Income Manager Fund
                                        Indexed Bond Fund
                                        Intermediate Term Bond Fund
                                        Large Cap Opportunity Fund (as of July
                                        29, 2005)
                                        Moderate Allocation Fund
                                        Moderate Growth Allocation Fund
                                        S&P 500 Index Fund
                                        Short Term Bond Fund

ICAP FUNDS, INC.                        MainStay ICAP Equity Fund
                                        MainStay ICAP Select Equity Fund
                                        MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.           Balanced Portfolio
                                        ICAP Select Equity Portfolio
                                        Bond Portfolio
                                        Capital Appreciation Portfolio
                                        Cash Management Portfolio
                                        Common Stock Portfolio
                                        Conservative Allocation Portfolio
                                        Convertible Portfolio
                                        Developing Growth Portfolio
                                        Floating Rate Portfolio
                                        Government Portfolio
                                        Growth Allocation Portfolio
                                        High Yield Corporate Bond Portfolio
                                        Income and Growth Portfolio
                                        International Equity Portfolio
                                        Large Cap Growth Portfolio
                                        Mid Cap Core Portfolio
                                        Mid Cap Growth Portfolio
                                        Mid Cap Value Portfolio
                                        Moderate Allocation Portfolio
                                        Moderate Growth Allocation Portfolio
                                        S&P 500 Index Portfolio
                                        Small Cap Growth Portfolio
                                        Total Return Portfolio
                                        Value Portfolio

MCMORGAN FUNDS                          Balanced Fund
                                        Equity Investment Fund
                                        Fixed Income Fund
                                        High Yield Fund
                                        Intermediate Fixed Income Fund
                                        Principal Preservation Fund